Exhibit 99.1

Investor Relations and Media Contact: Christina Hachikian (847) 653-7166

Taylor Capital Group Announces $25 million

Capital Raise

CHICAGO, IL – January 28, 2011 - Taylor Capital Group, Inc. (NASDAQ: TAYC) (the “Company”), today announced that it has entered into definitive agreements to sell $25 million of a new series of convertible preferred stock to existing investors, including substantial investments from directors Harrison Steans, Jennifer Steans and Bruce Taylor and also from Tom Brown on behalf of Second Curve Capital. Upon stockholder approval, the preferred stock will automatically convert into shares of the Company’s common stock at a conversion price of $10.00 per share. The Company plans to obtain stockholder approval to convert the preferred stock into common stock at the Company’s 2011 annual meeting of stockholders, which is scheduled for the second quarter of 2011.

In commenting on the capital raise, Harrison I. Steans, Chairman of the Taylor Capital Group Executive Committee, said, “Jennifer and I welcome the opportunity to demonstrate through this investment our confidence and strong support for Mark Hoppe and the rest of his management team as they lead Taylor Capital in implementing its strategic plan.”

Subject to customary conditions, the transaction is expected to close near the end of the first quarter of 2011. The Company intends to use the proceeds to provide additional capital to the Company and Cole Taylor Bank and for general corporate purposes.

ADDITIONAL INFORMATION

Any securities issued in the private placement described in this press release will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, any such securities sold may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Taylor Capital Group intends to file with the SEC a proxy statement and other relevant documents in connection with the 2011 annual meeting of stockholders, and such proxy statement will be distributed to Taylor Capital Group’s stockholders prior to the annual meeting. Investors and stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant documents when they become available because they will contain important information about the matters before the stockholders at the annual meeting, including the issuance of shares of common stock upon conversion of the preferred stock being sold in the private placement described in this press release.

Investors will be able to obtain the proxy statement and other relevant, filed documents described in this press release free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by Taylor Capital Group are available free of charge from Taylor Capital Group’s Investor Relations Department at 847/653-7166, or from its website at http://www.taylorcapitalgroup.com.

Taylor Capital Group and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Taylor Capital Group’s stockholders at the 2011 annual meeting of stockholders or any adjournment or postponement thereof. Information about Taylor Capital Group’s directors and executive officers will be contained in its proxy statement to be filed with the SEC in connection with its 2011 annual meeting of stockholders.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.5 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.